Exhibit 10.5
EXECUTION COPY
SECOND AMENDMENT
Dated as of May 30, 2008
to
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
DATED AS OF MARCH 14, 2007
     THIS SECOND AMENDMENT TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 30th day of May, 2008 among XStream Systems, Inc., a Delaware corporation (“Company”), the investors identified as “Third Closing Investors” on Appendix I-C hereto.
WITNESSETH:
     WHEREAS, the Company is a party to a certain Series A Preferred Stock Purchase Agreement dated as of March 14, 2007, as amended by a First Amendment dated as of December 19, 2007 (as so amended, the “Series A Preferred Stock Purchase Agreement”), which it desires to amend further in order to provide for, among other things, (i) an amendment of the terms of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (as those terms are defined in the Series A Preferred Stock Purchase Agreement) of the Company, (ii) the issuance, as provided herein, of additional shares of Series B Preferred Stock, along with warrants to purchase common stock of the Company, to the Third Closing Investors and (iii) the possible issuance, as provided herein, of additional shares of Series C Preferred Stock of the Company, along with warrants to purchase common stock of the Company, to the Third Closing Investors;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Amendment hereby agree as follows:
     1. Amendments to the Series A Preferred Stock Purchase Agreement. The Series A Preferred Stock Purchase Agreement shall be amended as follows:
     (a) Section 1.1 (Definitions) of the Series A Preferred Stock Purchase Agreement shall be amended as follows:
     (i) to amend the existing definitions of the terms “Equity Participation Investor,” “Investors,” “Pro Rata Share,” “Series B Warrant Agreement” and “Series C Warrant Agreement” to read in their entirety as follows:
     “Equity Participation Investor” means (i) each Second Closing Investor for whom “Cash” or “Notes” is specified opposite such Second Closing Investor’s name in the column labeled “Form of Consideration” on Appendix I-B to the First Amendment as the form of consideration to be used to pay the amount of the purchase price set forth opposite such Second Closing Investor’s name in the column labeled “Purchase Price for Series B Units to be purchased at Second Closing” on such Appendix I-B and (ii) each Third Closing Investor.

     “Investors” means the First Closing Investors, the Second Closing Investors and the Third Closing Investors.
     “Pro Rata Share” means (i) with respect to a Second Closing Investor, the result obtained by dividing the number of Series B Units purchased by such Second Closing Investor by the aggregate number of Series B Units purchased by all Second Closing Investors and all Third Closing Investors and (ii) with respect to a Third Closing Investor, the result obtained by dividing the number of Series B Units purchased by such Third Closing Investor by the aggregate number of Series B Units purchased by all Second Closing Investors and all Third Closing Investors.
     “Series B Warrant Agreement” means the Series B Warrant Agreement dated as of December 19, 2007, as amended.
     “Series C Warrant Agreement” means the Series B Warrant Agreement dated as of December 19, 2007, as amended.
     (ii) to add the following definitions:
     “Equity Call Right” has the meaning set forth in Section 2.1(c).
     “Securityholders Agreement Amendment” means the amendment to the Amended and Restated Shareholders Agreement in the form attached as Exhibit K-1.
     “Series A Designations Amendment” means the amendment to the Series A Certificate of Designations, substantially in the form attached as Exhibit A-4.
     “Series B Designations Amendment” means the amendment to the Series B Certificate of Designations, substantially in the form attached as Exhibit A-5.
     “Series C Designations Amendment” means the amendment to the Series C Certificate of Designations, substantially in the form attached as Exhibit A-6.
     “Series B Warrant Amendment” means the Amendment dated as of the Third Closing Date in substantially the form attached hereto as Exhibit I-1.
     “Series C Warrant Amendment” means the Amendment dated as of the Third Closing Date in substantially the form attached hereto as Exhibit J-1.
     (b) Section 2.1 (Authorization of Preferred Shares) of the Series A Preferred Stock Purchase Agreement shall be amended (i) to amend and restate existing subsections (b) and (c) thereof and (ii) to add subsections (e) and (f) thereto as follows:
     (b) Prior to the Second Closing, the Company authorized (i) the issuance and sale to the Second Closing Investors of an aggregate of up to 1,450,000 Series B Preferred Shares having the rights and preferences set forth in the Series B Certificate of Designations, (ii) the reservation for issuance of an additional 1,450,000 shares of Common Stock upon conversion or redemption of the Series B Preferred Shares issued in connection with the Second Closing and (iii) the reservation for issuance of an additional 7,250,000 shares of Common Stock upon exercise of the Series B Warrants issued in connection with the Second Closing.
     (c) Prior to the Second Closing, the Company authorized (i) the issuance and sale of an aggregate of up to 1,000,000 Series C Preferred Shares having the rights and preferences set forth in the Series C Certificate of Designations in connection with the exercise by the Equity Participation Investors of their rights under Section 3.5 (the “Equity Call Right”), (ii) the reservation for issuance of an additional 1,000,000 shares of Common Stock upon conversion or redemption of the Series C Preferred Shares issued upon exercise of the Equity Call Right and (iii) the reservation for issuance of an additional 5,000,000 shares of Common Stock upon exercise of the Series C Warrants issued upon exercise of the Equity Call Right.
     (e) Prior to the Third Closing, the Company shall authorize (i) the issuance and sale to the Third Closing Investors of an aggregate of up to 350,000 Series B Preferred Shares having the rights and preferences set forth in the Amended and Restated Series B Certificate of Designations, (ii) the reservation for issuance of an additional 350,000 shares of Common Stock upon conversion or redemption of such Series B Preferred Shares issued in connection with the Third Closing and (iii) the reservation for issuance of an additional 1,750,000 shares of Common Stock upon exercise of the Series B Warrants issued in connection with the Third Closing.
     (f) Prior to the Third Closing, the Company shall authorize (i) the issuance and sale of an aggregate of up to 1,350,000 Series C Preferred Shares having the rights and preferences set forth in the Series C Certificate of Designations in connection with the exercise by the Equity Participation Investors of their rights under Section 3.5, (ii) the reservation for issuance of an aggregate of 1,350,000 shares of Common Stock upon conversion or redemption of the Series C Preferred Shares issued upon exercise of the Equity Call Right and (iii) the reservation for issuance of an aggregate of 6,750,000 shares of Common Stock upon exercise of the Series C Warrants issued upon exercise of the Equity Call Right .
     (c) Section 2.2 (Purchase and Sale of Preferred Shares) of the Series A Preferred Stock Purchase Agreement shall be amended (i) to amend and restate existing subsection (b) thereof and (ii) to add subsection (c) thereto, as follows:
     (b) Subject to the terms and the conditions set forth herein, and in reliance upon the representations and warranties of the Company and the Second Closing Investors set forth herein or in any certificate or other document delivered pursuant hereto, the Company issued, sold and delivered to each Second Closing

Investor, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), and each Second Closing Investor purchased at the Second Closing, the number of Series B Units set opposite such Second Closing Investor’s name in the column labeled “Series B Units to be purchased at the Second Closing” on Appendix I-B from the Company at a purchase price of $3.00 per Series B Unit, subject to the limitation set forth in Section 2.5 with respect to the Debenture Holder Investors. The Series B Preferred Shares shall accrue dividends from the date of issuance.
     (c) Subject to the terms and the conditions set forth herein, and in reliance upon the representations and warranties of the Company and the Third Closing Investors set forth herein or in any certificate or other document delivered pursuant hereto, the Company shall issue, sell and deliver to each Third Closing Investor, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), and each Third Closing Investor shall purchase at the Third Closing, the number of Series B Units set opposite such Third Closing Investor’s name in the column labeled “Series B Units to be purchased at the Third Closing” on Appendix I-C from the Company at a purchase price of $3.00 per Series B Unit. The Series B Preferred Shares shall accrue dividends from the date of issuance.
     (d) Section 2.3 (Closings) of the Series A Preferred Stock Purchase Agreement shall be amended (i) to amend and restate existing subsection (b) thereof and (ii) to add subsection (c) thereto, as follows:
     (b) The second closing took place at the offices of Blank Rome LLP, 1200 North Federal Highway — Suite 417, Boca Raton, Florida at 10:00 a.m., local time, on December 19, 2007 (the “Second Closing”). The time and date on which the Second Closing was held is sometimes referred to herein as the “Second Closing Date.”
     (c) The third closing shall take place at the offices of Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, Florida at 10:00 a.m., local time, on May 30, 2008, or at such other place or time or on such other date as shall be agreed to by the Company and the Third Closing Investors (the “Third Closing”). The time and date on which the Third Closing is actually held is sometimes referred to herein as the “Third Closing Date.”
     (e) Section 2.4 (Delivery of Securities; Payment of Purchase Price) of the Series A Preferred Stock Purchase Agreement shall be amended (i) to amend and restate existing subsection (b) thereof and (ii) to add subsection (c) thereto, as follows:
     (b) Subject to satisfaction or waiver of the conditions set forth in Article IV, at the Second Closing, the Company issued and delivered to each Second Closing Investor purchasing Series B Units, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), (i) a stock certificate, duly executed by the Company and registered in the Company’s stock ledger in the name of such Second Closing Investor or such Second Closing Investor’s nominee, evidencing all of the Series B Preferred Shares purchased by such Second Closing Investor at the Second Closing and (ii) a warrant certificate, duly executed by the Company and registered in the Company’s ledger in the name of such Second Closing Investor or such Second Closing Investor’s nominee, evidencing all of the Series B Warrants purchased by such Second Closing Investor at the Second Closing. Subject to satisfaction or waiver of the conditions set forth in Article III, as payment in full for the Series B Units purchased by a Second Closing Investor at the Second Closing under this Agreement, and against delivery of the stock and warrant certificates therefor as described in this subparagraph (b), such Second Closing Investor delivered at the Second Closing the amount set opposite such Investor’s name in the column labeled “Purchase Price for Series B Units to be purchased at the Second Closing” on Appendix I-B hereto to the account of the Company by wire transfer of immediately payable funds, check or, if “Debentures” or “Notes” is the form of consideration specified in the column labeled “Form of Consideration” on Appendix I-B hereto, cancellation of outstanding debentures or promissory notes issued by the Company (the sum of such amounts being referred to as the “Second Purchase Price”).
     (c) Subject to satisfaction or waiver of the conditions set forth in Article IV, at the Third Closing, the Company shall issue and deliver to each Third Closing Investor purchasing Series B Units, free and clear of all Liens (except as set forth in the Registration Rights Agreement and the Shareholders Agreement), (i) a stock certificate, duly executed by the Company and registered in the Company’s stock ledger in the name of such Third Closing Investor or such Third Closing Investor’s nominee, evidencing all of the Series B Preferred Shares being purchased by such Third Closing Investor at the Third Closing and (ii) a warrant certificate, duly executed by the Company and registered in the Company’s ledger in the name of such Third Closing Investor or such Third Closing Investor’s nominee, evidencing all of the Series B Warrants being purchased by such Third Closing Investor at the Third Closing. Subject to satisfaction or waiver of the conditions set forth in Article III, as payment in full for the Series B Units being purchased by a Third Closing Investor at the Third Closing under this Agreement, and against delivery of the stock and warrant certificates therefor as described in this subparagraph (c), such Third Closing Investor shall deliver at the Third Closing the amount set opposite such Investor’s name in the column labeled “Purchase Price for Series B Units to be purchased at the Third Closing” on Appendix I-C hereto to the account of the Company by wire transfer of immediately payable funds (the “Third Purchase Price”).
     (f) Section 3.2A shall be added to the Series A Preferred Stock Purchase Agreement as follows:
     3.2A Third Closing. The obligation of a Third Closing Investor to purchase Series B Units at the Third Closing is subject to the fulfillment to the satisfaction of such Third Closing Investor, at or prior to the Third Closing of each of the following conditions:
     (a) Each of the representations and warranties of the Company contained in Article VII (other than Section 7.25 (Projections), which is hereby excluded) shall be true, correct and complete in all material respects on and as of the Third Closing Date as though then made, except for (i) such representations and warranties which expressly speak as of a certain date, which representations and warranties shall be true, correct and complete in all material respects as of the date specified and (ii) for purposes of the representations and warranties contained in Sections 7.5, 7.6, 7.7 and 7.8, the date of the Latest Balance Sheet shall be deemed to be March 31, 2008 (the date of the most recent unaudited financial statements provided to the Third Closing Investors);
     (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to, or in connection with, the Third Closing Date shall have been performed or complied with;
     (c) No Event of Noncompliance (as defined in Series A Certificate of Designations), or event which with notice or lapse of time or both would constitute such an event, shall have occurred;
     (d) Since March 31, 2008 (the date of the most recent unaudited financial statements provided to the Third Closing Investors), there shall not have been any effect, change or development that, individually or in the aggregate with such other effects, changes or developments, has had, or could reasonably be expected to have, a Material Adverse Effect;
     (e) The Company shall have delivered to Sidley Austin LLP each of the following:
     (i) copy of the Certificate of Incorporation, as amended, certified as of a recent date by the Secretary of State of Delaware, including evidence of the filing of the Series A Designations Amendment relating to the Series A Preferred Stock, the Series B Designations Amendment relating to the Series B Preferred Stock and the Series C Designations Amendment relating to the Series C Preferred Stock;
     (ii) certificates of good standing and certificate of status of the Company, as applicable, issued as of a recent date by the Secretaries of State of Delaware and Florida;
     (iii) certificate of the Chief Executive Officer or the President of the Company, dated the Third Closing Date, to the effect that the conditions specified in Sections 3.2A(a) through 3.2A(d) have been satisfied fully;

     (iv) certificate of the Secretary or an Assistant Secretary of the Company, dated the Third Closing Date, in form and substance reasonably satisfactory to Sidley Austin LLP, as to: (1) no amendments to the Certificate of Incorporation since the date of certification referenced in subparagraph (i) above; (2) the By-laws; (3) the resolutions duly adopted by the Board and shareholders authorizing and approving, as appropriate, the execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, including the authorization, issuance, sale and delivery of the Series B Units and the Series C Units and the reservation for issuance of the Conversion Common Shares; and (4) complete and accurate copies of the Series B Warrant Agreement, the Series C Warrant Agreement, the Amended and Restated Shareholders Agreement and the Registration Rights Agreement;
     (v) stock certificates, duly executed by the Company and registered in the names of the Third Closing Investors (or their nominees) for the respective number of Series B Preferred Shares set forth on Appendix I-C;
     (vi) its executed counterpart to this Amendment;
     (vii) executed copies of each of the Series B Warrant Amendment and the Series C Warrant Amendment;
     (viii) the Warrant Certificates (as defined in the Series B Warrant Agreement), duly executed by the Company and registered in the names of the Third Closing Investors (or their nominees) for the respective number of Warrants set forth on Appendix I-C;
     (ix) its executed counterpart to the Securityholders Agreement Amendment;
     (x) satisfactory evidence that this Amendment, the Series A Designations Amendment, the Series B Designations Amendment, the Series C Designations Amendment, the Series B Warrant Amendment, the Series C Warrant Amendment and the Securityholders Agreement Amendment have been approved as required by law, the Company’s charter documents and, in cases of amendments to agreements, the provisions of the underlying agreements;
     (xi) if a Third Closing Investor is not currently a party to the Amended and Restated Shareholders Agreement and the Registration Rights Agreement, a joinder agreement providing that such Third Closing Investor shall be a party to such agreements, signed by the Company;

     (xii) legal opinion of Greenberg Traurig. P.A., counsel for the Company, dated the Third Closing Date, addressed to the Third Closing Investors and substantially in the form attached hereto as Exhibit M; and
     (xii) such other documents, instruments, approvals or opinions relating to the transactions contemplated by this Agreement as the Third Closing Investors or Sidley Austin LLP may reasonably request.
     (g) Sections 3.3 (Waiver) and 3.5 (Equity Participation Right) of the Series A Preferred Stock Purchase Agreement shall be amended to read in their entirety as follows:
     3.3 Waiver. (a) Any condition specified in this Article III may be waived by an Investor if consented to in writing by such Investor; provided, however, that in the event that an Investor declines to waive a condition specified in this Article III (a “Non-Participating Investor”), the Company and the remaining Investors may elect to proceed with the First Closing, the Second Closing or the Third Closing, as the case may be, with the aggregate number of Series A Preferred Shares purchased and sold on the First Closing Date, the aggregate number of Series B Units to be purchased and sold on the Second Closing Date or the aggregate number of Series B Units to be purchased and sold on the Third Closing Date, as the case may be, being reduced by the number of Series A Preferred Shares or Series B Units that otherwise would have been purchased by the Non-Participating Investor, as set forth on Appendix I-A, Appendix I-B or Appendix I-C, as the case may be; provided that the remaining Investors may, in their sole discretion, elect to purchase, pro rata or otherwise, the Series A Preferred Shares or Series B Units, as the case may be, that otherwise would have been purchased by the Non-Participating Investor; and the Non-Participating Investor shall be deemed removed from this Agreement and all other Transaction Agreements, if such non-participation occurs at the First Closing, the Non-Participating Investor shall be deemed removed from the Second Closing, if such non-participation only occurs at the Second Closing, and the Non-Participating Investor shall be deemed removed from the Third Closing, if such non-participation only occurs at the Third Closing.
     (b) In the event that (i) either or both of the conditions specified in Sections 3.1(a) or 3.1(b) is waived in writing by an Investor in connection with the First Closing, (ii) either or both of the conditions specified in Sections 3.2(a) or 3.2(b) is waived in writing by an Investor in connection with the Second Closing, or (iii) either or both of the conditions specified in Sections 3.2A(a) or 3.2A(b) is waived in writing by an Investor in connection with the Third Closing, such waiver shall serve as a waiver of such Investor’s (but not any other Investor’s) rights or remedies against the Company for any claims or losses based solely on such waived condition not being satisfied at the applicable Closing, but shall not constitute a waiver by such Investor of any rights or remedies accruing to such Investor thereafter.

     3.5 Equity Participation Right. (a) During the period from December 19, 2007 until (and including) October 19, 2008 (the “Equity Participation Period”), each Equity Participation Investor shall have the right (but not the obligation) to purchase from time to time during the Equity Participation Period up to such Equity Participation Investor’s Pro Rata Share of up to 1,350,000 Series C Units at a purchase price of $3.00 per Series C Unit. If an Equity Participation Investor shall desire to exercise the right granted by this Section 3.5, such Equity Participation Investor shall notify the Company in writing of such exercise within the Equity Participation Period, which notice (an “Exercise Notice”) shall specify the number of Series C Units that such Equity Participation Investor intends to purchase and the name(s) in which the securities constituting the Series C Units are to be issued. Each Equity Participation Investor who submits an Exercise Notice to the Company in accordance with this Section 3.5(a) is referred to herein as a “Series C Purchaser.”
     (b) In the event that the Company receives one or more Exercise Notices during a calendar month, it shall schedule a closing for the purchase and sale of all Series C Units covered by such Exercise Notices as of the first business day of the month immediately following the receipt of such notices or on such other date as the Series C Purchasers who sent such Exercise Notices and the Company shall mutually agree (each such date, an “Equity Participation Closing”). The Company shall not be obligated to schedule more than one Equity Participation Closing in any calendar month. At each such scheduled Equity Participation Closing:
     (i) the Company shall issue and deliver to each Series C Purchaser (x) a certificate for the number of shares of Series C Preferred Stock purchased by such Series C Purchaser, issued as directed by such Series C Purchaser, and a certificate for the number of Series C Warrants purchased by such Series C Purchaser, issued as directed by the Series C Purchaser, (y) a certificate of the Secretary, or an assistant secretary, of the Company substantially in the form of the certificate described in Section 3.2A(e)(iv), but dated as of the date of such Equity Participation Closing of the issuance of such Series C Units, and (z) an opinion of Greenberg Traurig, P.A. substantially similar to the form of the opinion attached hereto as Exhibit M, but revised to address the issuance of the Series C Units; and
     (ii) each Series C Purchaser shall deliver the purchase price for the Series C Units to be purchased by such Series C Purchaser at such Equity Participation Closing.
     (h) Section 4.2A shall be added to the Series A Preferred Stock Purchase Agreement as follows:
          4.2A Third Closing. The obligation of the Company to issue, sell and deliver the Series B Preferred Shares at the Third Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the Third Closing of the following conditions:
          (a) The Third Closing Investors shall have delivered the Third Purchase Price in accordance with Section 2.4(c);
          (b) Each Third Closing Investor shall have delivered its executed counterpart signature page to this Amendment;
          (c) If a Third Closing Investor is not a party to the Amended and Restated Shareholders Agreement, a joinder agreement to that agreement executed by such Third Closing Investor;
          (d) If a Third Closing Investor is not a party to the Registration Rights Agreement, a joinder agreement to that agreement executed by such Third Closing Investor;
          (e) Each of the representations and warranties of the Investors contained in Article VIII shall be true, correct and complete in all material respects on and as of the Third Closing Date as though then made, except for such representations and warranties which expressly speak as of a certain date, which representations and warranties shall be true, correct and complete in all material respects as of the date specified.
     (i) Section 5.1(a)(iii) (Financial Statements and Other Information) of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
     (iii) as soon as available but in any event within 90 days after the end of each fiscal year, audited statements of income and cash flows of the Company for such fiscal year, and an audited balance sheet of the Company as of the end of such fiscal year prepared in accordance with GAAP, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized regional standing selected by the Board (including the approval of at least one of the Investor Directors), together with comparisons to the Company’s annual budget and to the preceding fiscal year;
     (j) Section 5.15(a) (Certain Insurance Coverage) of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
     (a) The Company shall at all times maintain in full force and effect the key-man life insurance policies on the lives of each of Brian Mayo and William Mayo in an aggregate face amount of not less than $1,000,000 for each such policy, and the Company shall at all times be named as the beneficiary under each such policy; provided, however, that the foregoing requirements may be modified or waived with the approval of the Board (including the approval of at least one of the Investor Directors).

     (k) Section 7.4(a) (Authorized Capital Stock) of the Series A Preferred Stock Purchase Agreement shall be amended to add subparagraph (iii) thereto as follows:
     (iii) As of the Third Closing and immediately prior to the issuance of any Series B Preferred Stock at the Third Closing, the authorized capital stock of the Company shall consist solely of (1) Thirty Million (30,000,000) shares of Common Stock, of which 1,702,156 shares are issued and outstanding; and (2) Six Million (6,000,000) shares of preferred stock, $.0001 par value per share, of which (A) Nine Hundred Sixty Two Thousand One Hundred One (962,101) shares have been designated Series A Preferred Stock and all of which are issued and outstanding, (B) One Million Eight Hundred Thousand (1,800,000) shares have been designated Series B Preferred Stock of which 1,311,135 are issued and outstanding and (C) One Million Three Hundred Fifty Thousand (1,350,000) shares have been designated as Series C Preferred Stock of which none are issued and outstanding. The Company has reserved for issuance (v) sufficient shares of Common Stock for issuance upon conversion or redemption of all outstanding or authorized Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, (x) 2,100,000 shares of Common Stock upon exercise of options pursuant to its 2004 Stock Option Incentive Plan, (y) Nine Million (9,000,000) shares of Common Stock upon exercise of the Series B Warrants and (z) Six Million Seven Hundred Fifty Thousand (6,750,000) shares of Common Stock upon exercise of the Series C Warrants. Immediately after the Third Closing, the capitalization of the Company shall be as set forth in the Third Closing Capitalization Schedule attached to Schedule 7.4, which Third Closing Capitalization Schedule and Schedule 7.4 (A) reflects the capitalization of the Company both on an actual shares outstanding basis and on a fully diluted basis assuming conversion of all convertible securities and the exercise of all outstanding options and warrants and all options reserved for future grant under any stock option plans and (B) sets forth (I) each outstanding option, warrant or other right to purchase shares of capital stock of the Company or any of its Subsidiaries and (II) for each such option, warrant or right, the holder thereof, the date of grant, the exercise price and the number of shares subject thereto.
     (l) Section 9.7 (Notices) of the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as follows:
     All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three business days after mailing or (d) if sent by reputable overnight courier service, one business day after delivery to such service; and shall be addressed as follows:

If to the Company, to:
XStream Systems, Inc.
10305 102nd Terrace
Suite 101
Sebastian, FL 32958
Attention: Chief Executive Officer
Facsimile: (772) 589-4622
with a copy to:
Greenberg Traurig, P.A.
5100 Town Center Circle
Suite 400
Boca Raton, FL 33486
Attention: Bruce C. Rosetto
Facsimile: (561) 367-6225
     If to any Investor, to such Investor’s address as set forth on Appendix II or, in the case of Investors who were Debenture Holders, Appendix III hereto.
     (m) The Series A Preferred Stock Purchase Agreement is hereby further amended to add Appendix I-C in the form attached to this Amendment as Appendix I-C.
     (n) Appendix II to the Series A Preferred Stock Purchase Agreement shall be amended to read in its entirety as set forth on Appendix II to this Amendment.
     (o) The Series A Preferred Stock Purchase Agreement is hereby further amended to add Exhibits A-4, A-5, A-6, I-1, J-1 and M in the respective forms attached to this Amendment as Exhibits A-4, A-5, A-6, I-1, J-1 and M.
     (p) Schedule 7.4 to the Series A Preferred Stock Purchase Agreement is hereby amended to include the Third Closing Capitalization Schedule in the form attached to this Amendment as the “Third Closing Capitalization Schedule.”
     2. Waiver Regarding Delayed Delivery of Financial Statements. Pursuant to the request of the Company and in accordance with Section 9.2 of the Series A Preferred Stock Purchase Agreement, the holders of Preferred Stock and Conversion Common Shares hereby consent to, and waive (i) any Event of Noncompliance resulting from any noncompliance by the Company solely with respect to the provision of Section 5.1(iii) of the Series A Preferred Stock Purchase Agreement by reason of the failure of the Company to deliver the financial statements described therein for the year ended December 31, 2007 on or before June 30, 2008.
     3. Reference to and Effect on Series A Preferred Stock Purchase Agreement; Reaffirmation.
     (a) Upon the effectiveness of this Amendment, each reference in the Series A Preferred Stock Purchase Agreement to “this Agreement,” “hereunder,” “hereof,”

“herein,” “hereby” or words of like import shall mean and be a reference to the Series A Preferred Stock Purchase Agreement as amended hereby, and each reference to the Series A Preferred Stock Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Series A Preferred Stock Purchase Agreement shall mean and be a reference to the Series A Preferred Stock Purchase Agreement as amended hereby.
     (b) Except as specifically amended hereby, the Series A Preferred Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Series A Preferred Stock Purchase Agreement, except as specifically set forth herein.
     4. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment, whether manually executed or a facsimile of a manually executed signature page, shall be as effective as delivery of a manually executed counterpart of this Amendment.
     5. Governing Law. This Amendment and the appendices, exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. In furtherance of the foregoing, the internal law of the State of Florida shall control the interpretation and construction of this Amendment (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
     6. Transaction Expenses. Irrespective of whether the Third Closing is consummated, the Company shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Amendment and the transactions contemplated hereby. If the Third Closing is consummated, the Company shall pay the reasonable fees and expenses of Sidley Austin LLP, special legal counsel to the Original Series A Investors, and the reasonable fees and expenses of Greenberg Traurig, P.A., counsel to the Company. In addition, the Company shall reimburse the Investors for reasonable legal expenses incurred in connection with any amendment of, or waiver or consent requested under, this Amendment or any Transaction Document, except for waivers, amendments or consents (a) not originally requested by the Company and (b) not involving a change to or modification of any of the Company’s obligations, covenants or agreements hereunder.
     7. Interpretation.
     (a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Series A Preferred Stock Purchase Agreement.

     (b) For purposes of this Amendment, (i) the words “include,” “includes” and “including” mean “including without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Amendment as a whole.
     (c) Unless the context otherwise requires, references herein to Sections, Exhibits and Schedules mean the Sections of, and the Exhibits and Schedules attached to, this Amendment. Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Amendment to the same extent as if they were set forth verbatim herein.
     (d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment. Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

XSTREAM SYSTEMS, INC.
By:	/s/ Chris Butler
	Name:	Chris Butler
	Title:	CFO

Signature Page to Second Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007

INVESTOR:

Name:

Signature Page to Second Amendment to
Series A Preferred Stock Purchase Agreement dated as of March 14, 2007